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                                  EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                           1996            1995
                                                           ----            ----

PRIMARY
  Weighted average shares outstanding                   7,019,908     6,013,295
  Contingently issuable shares, acquisition of The
   Farris Group                                                 -       204,000
  Net effect of dilutive stock options                          -       369,705
                                                        ---------     ---------
                                                        7,019,908     6,587,000
                                                        =========     =========
  Net income (loss)                                   $(1,231,764)  $ 1,921,850
  Dividends on preferred stock                           (129,945)            -
                                                       ----------    ----------
  Adjusted income (loss)                              $(1,361,709)  $ 1,921,850
                                                      ===========   ===========
  Primary earnings (loss) per share                        $(0.19)        $0.29
                                                           ======         =====
  Additional Primary Calculation:
   Net loss, as adjusted per computation above        $(1,361,709)
                                                      ===========
  Additional adjustment to weighted average # of shares:
   Weighted average # of shares as
   adjusted per above                                   7,019,908
     Anti-dilutive effect of contingently issuable
      shares and stock options                            693,092
                                                          -------
   Weighted average # of shares, as adjusted            7,713,000
                                                        =========
  Primary loss per share, as adjusted                      $(0.18) (A)
                                                           ======
FULLY DILUTED
 Weighted average shares outstanding                    7,019,908     6,013,295
 Contingently issuable shares, acquisition of
  The Farris Group                                              -       204,000

 Net effect of dilutive stock options                           -       369,705
 Convertible preferred stock and dividends payable              -
                                                       ----------     ---------
                                                        7,019,908     6,587,000
                                                        =========     =========
Net income (loss)                                    $(1,231,764)   $ 1,921,850
Dividends on preferred stock                            (129,945)             -
                                                        --------      ---------
Adjusted income (loss)                               $(1,361,709)   $ 1,921,850
Fully diluted earnings (loss) per share                   $(0.19)         $0.29
                                                          ======          =====
 Net loss, as adjusted per computation above         $(1,361,709)
                                                     ===========
Additional adjustment to weighted average # of shares:
 Weighted average # of shares as
 adjusted per above                                    7,019,908
  Anti-dilutive effect of contingently issuable
   shares, stock options and convertible preferred
   stock                                               1,323,429
                                                       ---------
  Weighted average # of shares, as adjusted            8,343,337
                                                       =========
Fully diluted loss per share, as adjusted                 $(0.16) (A)
                                                          ======


 (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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